Press Release
Investor Contact: Ahmed Pasha 703-682-6451
Media Contact: Amy Ackerman 703-682-6399

AES Met or Exceeded all 2020 Strategic and Financial Objectives

2020 Strategic Accomplishments
•Signed 3 GW of new PPAs for renewables and energy storage, bringing backlog to 6.9 GW
•Fluence maintained its global lead in the energy storage market by signing 785 MW in 2020, bringing total delivered or awarded to 2.4 GW
•Attained a second investment grade rating
•Announced the retirement or sale of 4.5 GW of coal generation, which is now 25% of total generation on a proforma basis

2020 Financial Highlights
•Diluted EPS of $0.06, compared to $0.45 in 2019
•Adjusted EPS of $1.44, compared to $1.36 in 2019 and 2020 guidance of $1.32 to $1.42

Financial Position and Outlook
•Initiating 2021 guidance for Adjusted EPS of $1.50 to $1.58
•Holding a Virtual Investor Day on March 3, 2021 to review strategy and longer-term financial outlook

ARLINGTON, Va., February 25, 2021 – The AES Corporation (NYSE: AES) today reported financial results for the year ended December 31, 2020.

"We had a strong year in 2020, meeting or exceeding all of our strategic and financial objectives," said Andrés Gluski, AES President and Chief Executive Officer. "We made great progress in our transition toward a low-carbon future and consolidated our position as market leader in new and innovative technologies, renewables, and cloud-based customer and efficiency solutions. That we were able to accelerate our growth, and deliver on our original financial guidance in the midst of a global pandemic, is a testament to the quality and dedication of our people and the resilience of our business model."

"We are very pleased with our performance during 2020, including attaining a second investment grade rating and reducing our generation from coal to 25% on a proforma basis. We signed 3 GW of renewables under long-term contracts, bringing our backlog to 6.9 GW expected to come on-line through 2023. We also significantly outperformed the S&P Utilities Index and the S&P 500 Index, with a total shareholder return of 22%," said Gustavo Pimenta, AES Executive Vice President and Chief Financial Officer. "In 2021, we expect to deliver Adjusted EPS of $1.50 to $1.58, in line with our expectation of 7% to 9% average annual growth. We look forward to discussing our longer-term outlook with you at our Virtual Investor Day next week."

Key Full Year 2020 Financial Results

Full year 2020 Diluted Earnings Per Share from Continuing Operations (Diluted EPS) was $0.06, a decrease of $0.39 compared to full year 2019. Full year 2020 results reflect: an impact of $0.76 from higher net charges related to impairments and early retirement of debt; a gain of $0.20 from the early termination of a contract in Chile; and $0.17 of higher contributions primarily from the commencement of new businesses, higher contributions from the South America Strategic Business Unit (SBU), and lower income tax expense.

Full year 2020 Adjusted Earnings Per Share (Adjusted EPS, a non-GAAP financial measure) was $1.44, an increase of $0.08, primarily reflecting contributions from new businesses, including renewables and the Southland repowering, improved performance at the South America SBU, cost savings and deleveraging initiatives, as well as a lower adjusted tax rate. These positive drivers were partially offset by lower demand at utilities as a result of the COVID-19 pandemic.

Detailed Strategic Highlights

AES is leading the industry's transition to clean energy by investing in sustainable growth and innovative solutions. The Company is taking advantage of favorable trends in clean power generation, transmission and distribution, and LNG infrastructure to deliver superior results.

Through its presence in key growth markets, AES is well-positioned to benefit from the global transition toward a more sustainable power generation mix.
•In 2020, the Company completed construction of 2,318 MW of new projects, including:
◦1,299 MW Southland Repowering in Southern California;
◦240 MW Highlander solar facility in Virginia;
◦200 MW Prevailing Winds wind facility in South Dakota;
◦100 MW Vientos Bonaerenses wind facility in Argentina;
◦100 MW Vientos Neuquinos wind facility in Argentina;
◦100 MW Southland Energy - Alamitos Energy storage facility in California;
◦100 MW East Line Solar facility in Arizona;
◦80 MW Andes 2a solar facility in Chile;
◦56 MW of solar and solar plus storage in the US at AES Distributed Energy;
◦28 MW Na Pua Makani wind facility in Hawaii;
◦10 MW Alfalfal Virtual Reservoir energy storage facility in Chile;
◦4 MW Opico solar facility in El Salvador; and
◦1 MW Brazil Community Solar facility in Brazil.
•In 2020, the Company signed 3,017 MW of renewables and energy storage under long-term Power Purchase Agreements (PPA):
◦1,180 MW of energy storage, solar and solar plus storage in the US and El Salvador;
◦1,171 MW of wind and solar at AES Gener in Chile and Colombia;
◦346 MW of wind at AES Brasil;
◦211 MW of wind and solar in Panama and the Dominican Republic; and
◦109 MW of wind in Mexico.
•The Company's backlog of 6,909 MW of renewables now includes:
◦1,850 MW under construction and expected on-line through 2022; and
◦5,059 MW signed under long-term PPAs.
•The Company has reduced its coal-fired generation to 25% of total generation volume (proforma for asset sales and retirements announced in 2020) and is on track to further reduce its coal-fired generation to less than 10% by year-end 2030.

The Company is developing and deploying innovative solutions such as battery-based energy storage, digital customer interfaces and energy management.

•Fluence, the Company's joint venture with Siemens, is the global leader in the fast-growing energy storage market, which is expected to increase by 15 to 20 GW annually.
◦In 2020, Fluence signed 785 MW of new contracts, bringing its total delivered or awarded to 2.4 GW.
◦In December 2020, the Qatar Investment Authority (QIA) agreed to invest $125 million in Fluence through a private placement transaction, valuing Fluence at more than $1 billion.

Guidance and Expectations1

The Company is initiating 2021 guidance for Adjusted EPS of $1.50 to $1.58. Growth in 2021 is expected to be primarily driven by: contributions from new businesses, including Southland Energy in California, which came on-line in mid-2020 and approximately 4 GW of backlog projects expected to be completed in 2021; benefits from cost savings and digital initiatives; and reduced Parent Company interest from refinancings in 2020. The Company will review its strategy and longer-term financial outlook at its Virtual Investor Day on Wednesday, March 3, 2021.

1    Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the year ended December 31, 2020. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.

The Company's 2021 guidance is based on foreign currency and commodity forward curves as of December 31, 2020.

Non-GAAP Financial Measures

See Non-GAAP Measures for definitions of Adjusted Earnings Per Share and Adjusted Pre-Tax Contributions, as well as reconciliations to the most comparable GAAP financial measures.

Attachments

Condensed Consolidated Statements of Operations, Segment Information, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Non-GAAP Financial Measures and Parent Financial Information.

Conference Call Information

AES will host a conference call on Thursday, February 25, 2021 at 9:00 a.m. Eastern Standard Time (EST). Interested parties may listen to the teleconference by dialing 1-888-317-6003 at least ten minutes before the start of the call. International callers should dial +1-412-317-6061. The Conference ID for this call is 2262772. Internet access to the conference call and presentation materials will be available on the AES website at www.aes.com by selecting “Investors” and then “Presentations and Webcasts.”

A webcast replay, as well as a replay in downloadable MP3 format, will be accessible at www.aes.com beginning shortly after the completion of the call.

About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global power company accelerating the future of energy. Together with our many stakeholders, we're improving lives by delivering the greener, smarter energy solutions the world needs. Our diverse workforce is committed to continuous innovation and operational excellence, while partnering with our customers on their strategic energy transitions and continuing to meet their energy needs today.  For more information, visit www.aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our expectations regarding the COVID-19 pandemic, accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as the execution of PPAs, conversion of our backlog and growth investments at normalized investment levels and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A: “Risk Factors” and Item 7: Management’s Discussion & Analysis in AES’ 2020 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any Stockholder who desires a copy of the Company’s 2020 Annual Report on Form 10-K filed February 25, 2021 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

Website Disclosure

AES uses its website, including its quarterly updates, as channels of distribution of Company information. The information AES posts through these channels may be deemed material. Accordingly, investors should monitor our website, in addition to following AES' press releases, quarterly SEC filings and public conference calls and webcasts. In addition, you may automatically receive e-mail alerts and other information about AES when you enroll your e-mail address by visiting the "Subscribe to Alerts" page of AES' Investors website. The contents of AES' website, including its quarterly updates, are not, however, incorporated by reference into this release.
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THE AES CORPORATION
Consolidated Statements of Operations

	Year Ended December 31,
	2020	2019	2018
	(in millions, except per share amounts)
Revenue:
Regulated	$2,661	$3,028	$2,939
Non-Regulated	6,999	7,161	7,797
Total revenue	9,660	10,189	10,736
Cost of Sales:
Regulated	(2,235)	(2,484)	(2,473)
Non-Regulated	(4,732)	(5,356)	(5,690)
Total cost of sales	(6,967)	(7,840)	(8,163)
Operating margin	2,693	2,349	2,573
General and administrative expenses	(165)	(196)	(192)
Interest expense	(1,038)	(1,050)	(1,056)
Interest income	268	318	310
Loss on extinguishment of debt	(186)	(169)	(188)
Other expense	(53)	(80)	(58)
Other income	75	145	72
Gain (loss) on disposal and sale of business interests	(95)	28	984
Asset impairment expense	(864)	(185)	(208)
Foreign currency transaction gains (losses)	55	(67)	(72)
Other non-operating expense	(202)	(92)	(147)
INCOME FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	488	1,001	2,018
Income tax expense	(216)	(352)	(708)
Net equity in earnings (losses) of affiliates	(123)	(172)	39
INCOME FROM CONTINUING OPERATIONS	149	477	1,349
Loss from operations of discontinued businesses, net of income tax expense of $0, $0, and $2, respectively	—	—	(9)
Gain from disposal of discontinued businesses, net of income tax expense of $0, $0, and $44, respectively	3	1	225
NET INCOME	152	478	1,565
Less: Income from continuing operations attributable to noncontrolling interests and redeemable stock of subsidiaries	(106)	(175)	(364)
Less: Loss from discontinued operations attributable to noncontrolling interests	—	—	2
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION	$46	$303	$1,203
AMOUNTS ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS:
Income from continuing operations, net of tax	$43	$302	$985
Income from discontinued operations, net of tax	3	1	218
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION	$46	$303	$1,203
BASIC EARNINGS PER SHARE:
Income from continuing operations attributable to The AES Corporation common stockholders, net of tax	$0.06	$0.46	$1.49
Income from discontinued operations attributable to The AES Corporation common stockholders, net of tax	0.01	—	0.33
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.07	$0.46	$1.82
DILUTED EARNINGS PER SHARE:
Income from continuing operations attributable to The AES Corporation common stockholders, net of tax	$0.06	$0.45	$1.48
Income from discontinued operations attributable to The AES Corporation common stockholders, net of tax	0.01	—	0.33
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.07	$0.45	$1.81
DILUTED SHARES OUTSTANDING	668	667	665

THE AES CORPORATION
Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,
	2020	2019
	(in millions, except per share amounts)
Revenue:
Regulated	$645	$720
Non-Regulated	1,915	1,711
Total revenue	2,560	2,431
Cost of Sales:
Regulated	(560)	(611)
Non-Regulated	(1,094)	(1,260)
Total cost of sales	(1,654)	(1,871)
Operating margin	906	560
General and administrative expenses	(46)	(60)
Interest expense	(297)	(262)
Interest income	70	76
Loss on extinguishment of debt	(91)	(43)
Other expense	(26)	(45)
Other income	15	19
Gain on disposal and sale of business interests	22	19
Asset impairment expense	(9)	(69)
Foreign currency transaction gains (losses)	35	2
Other non-operating expense	—	(92)
INCOME FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	579	105
Income tax expense	(161)	(50)
Net equity in earnings (losses) of affiliates	(17)	(175)
INCOME FROM CONTINUING OPERATIONS	401	(120)
Gain (loss) from disposal and impairments of discontinued businesses	—	—
NET INCOME	401	(120)
Less: Income from continuing operations attributable to noncontrolling interests and redeemable stock of subsidiaries	(83)	42
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION	$318	$(78)
AMOUNTS ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS:
Income from continuing operations, net of tax	$318	$(78)
Income from discontinued operations, net of tax	—	—
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION	$318	$(78)
BASIC EARNINGS PER SHARE:
Income from continuing operations attributable to The AES Corporation common stockholders, net of tax	$0.48	$(0.12)
Income from discontinued operations attributable to The AES Corporation common stockholders, net of tax	—	—
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.48	$(0.12)
DILUTED EARNINGS PER SHARE:
Income from continuing operations attributable to The AES Corporation common stockholders, net of tax	$0.47	$(0.12)
Income from discontinued operations attributable to The AES Corporation common stockholders, net of tax	—	—
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.47	$(0.12)
DILUTED SHARES OUTSTANDING	669	664

THE AES CORPORATION
Strategic Business Unit (SBU) Information
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2020	2019	2020	2019
REVENUE
US and Utilities SBU	$973	$933	$3,918	$4,058
South America SBU	886	770	3,159	3,208
MCAC SBU	511	484	1,766	1,882
Eurasia SBU	194	246	828	1,047
Corporate and Other	40	7	231	46
Eliminations	(44)	(9)	(242)	(52)
Total Revenue	$2,560	$2,431	$9,660	$10,189

THE AES CORPORATION
Consolidated Balance Sheets

	December 31, 2020	December 31, 2019
	(in millions, except share and per share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,089	$1,029
Restricted cash	297	336
Short-term investments	335	400
Accounts receivable, net of allowance for doubtful accounts of $13 and $20, respectively	1,300	1,479
Inventory	461	487
Prepaid expenses	102	80
Other current assets, net of allowance of $0 and $0, respectively	726	802
Current held-for-sale assets	1,104	618
Total current assets	5,414	5,231
NONCURRENT ASSETS
Property, Plant and Equipment:
Land	417	447
Electric generation, distribution assets and other	26,707	25,383
Accumulated depreciation	(8,472)	(8,505)
Construction in progress	4,174	5,249
Property, plant and equipment, net	22,826	22,574
Other Assets:
Investments in and advances to affiliates	835	966
Debt service reserves and other deposits	441	207
Goodwill	1,061	1,059
Other intangible assets, net of accumulated amortization of $330 and $307, respectively	827	469
Deferred income taxes	288	156
Loan receivable, net of allowance of $0 and $0, respectively	—	1,351
Other noncurrent assets, net of allowance of $21 and $0, respectively	1,660	1,635
Noncurrent held-for-sale assets	1,251	—
Total other assets	6,363	5,843
TOTAL ASSETS	$34,603	$33,648
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,156	$1,311
Accrued interest	191	201
Accrued non-income taxes	257	253
Deferred income	438	34
Accrued and other liabilities	1,223	987
Non-recourse debt, including $407 and $337, respectively, related to variable interest entities	1,430	1,868
Current held-for-sale liabilities	667	442
Total current liabilities	5,362	5,096
NONCURRENT LIABILITIES
Recourse debt	3,446	3,391
Non-recourse debt, including $5,832 and $3,872, respectively, related to variable interest entities	15,005	14,914
Deferred income taxes	1,100	1,213
Other noncurrent liabilities	3,241	2,917
Noncurrent held-for-sale liabilities	857	—
Total noncurrent liabilities	23,649	22,435
Commitments and Contingencies
Redeemable stock of subsidiaries	872	888
EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 0 issued and 0 outstanding at December 31, 2020 and 817,843,916 issued and 663,952,656 outstanding at December 31, 2019)	8	8
Additional paid-in capital	7,561	7,776
Accumulated deficit	(680)	(692)
Accumulated other comprehensive loss	(2,397)	(2,229)
Treasury stock, at cost (0 and 153,891,260 shares at December 31, 2020 and December 31, 2019, respectively)	(1,858)	(1,867)
Total AES Corporation stockholders’ equity	2,634	2,996
NONCONTROLLING INTERESTS	2,086	2,233
Total equity	4,720	5,229
TOTAL LIABILITIES AND EQUITY	$34,603	$33,648

THE AES CORPORATION
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
OPERATING ACTIVITIES:	(in millions)		(in millions)
Net income	$401	$(120)	$152	$478
Adjustments to net income:
Depreciation and amortization	265	271	1,068	1,045
Loss (gain) on disposal and sale of business interests	(22)	(19)	95	(28)
Impairment expense	9	161	1,066	277
Deferred income taxes	109	(12)	(233)	(8)
Provisions for (reversals of) contingencies	(183)	2	(186)	3
Loss on extinguishment of debt	91	43	186	169
Loss (gain) on sale and disposal of assets	18	33	(19)	54
Loss of affiliates, net of dividends	12	176	128	194
Other	71	62	208	321
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	88	46	48	73
(Increase) decrease in inventory	(5)	31	(20)	28
(Increase) decrease in prepaid expenses and other current assets	(20)	59	13	42
(Increase) decrease in other assets	118	(21)	(134)	(20)
Increase (decrease) in accounts payable and other current liabilities	(88)	6	(186)	(6)
Increase (decrease) in income tax payables, net and other tax payables	(3)	41	59	(83)
Increase (decrease) in deferred income	(175)	3	431	28
Increase (decrease) in other liabilities	(18)	(71)	79	(101)
Net cash provided by operating activities	668	691	2,755	2,466
INVESTING ACTIVITIES:
Capital expenditures	(525)	(777)	(1,900)	(2,405)
Acquisitions of business interests, net of cash and restricted cash acquired	(42)	(136)	(136)	(192)
Proceeds from the sale of business interests, net of cash and restricted cash sold	128	(48)	169	178
Sale of short-term investments	188	142	627	666
Purchase of short-term investments	(107)	(198)	(653)	(770)
Contributions and loans to equity affiliates	(46)	(66)	(332)	(324)
Insurance proceeds	9	71	9	150
Other investing	(44)	2	(79)	(24)
Net cash used in investing activities	(439)	(1,010)	(2,295)	(2,721)
FINANCING ACTIVITIES:
Borrowings under the revolving credit facilities	321	557	2,420	2,026
Repayments under the revolving credit facilities	(964)	(694)	(2,479)	(1,735)
Issuance of recourse debt	1,800	—	3,419	—
Repayments of recourse debt	(1,770)	(1)	(3,366)	(450)
Issuance of non-recourse debt	451	2,248	4,680	5,828
Repayments of non-recourse debt	(685)	(1,853)	(4,136)	(4,831)
Payments for financing fees	(28)	(57)	(107)	(126)
Distributions to noncontrolling interests	(228)	(172)	(422)	(427)
Acquisitions of noncontrolling interests	(19)	—	(259)	—
Sales to noncontrolling interests	512	122	553	128
Issuance of preferred shares in subsidiaries	(1)	—	112	—
Dividends paid on AES common stock	(95)	(90)	(381)	(362)
Payments for financed capital expenditures	(1)	(20)	(60)	(146)
Other financing	(28)	7	(52)	9
Net cash used in financing activities	(735)	47	(78)	(86)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	9	10	(24)	(18)
(Increase) decrease in cash, cash equivalents and restricted cash of held-for-sale businesses	(57)	(7)	(103)	(72)
Total increase (decrease) in cash, cash equivalents and restricted cash	(554)	(269)	255	(431)
Cash, cash equivalents and restricted cash, beginning	2,381	1,841	1,572	2,003
Cash, cash equivalents and restricted cash, ending	$1,827	$1,572	$1,827	$1,572
SUPPLEMENTAL DISCLOSURES:
Cash payments for interest, net of amounts capitalized	$290	$265	$908	$946
Cash payments for income taxes, net of refunds	75	67	333	363
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Dividends declared but not yet paid	$100	$95	$100	$95
Notes payable issued for the acquisition of the Ventus Wind Complex	47	—	47	—
Refinancing of non-recourse debt at Mong Duong	—	—	—	1,081
Contributions to equity affiliates	—	(1)	—	61
Partial reinvestment of consideration from the sPower transaction	—	—	—	58

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS

Adjusted PTC is defined as pre-tax income from continuing operations attributable to The AES Corporation excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; (f) costs directly associated with a major restructuring program, including, but not limited to, workforce reduction efforts, relocations, and office consolidation; and (g) net gains at Angamos, one of our businesses in the South America SBU, associated with the early contract terminations with Minera Escondida and Minera Spence. Adjusted PTC also includes net equity in earnings of affiliates on an after-tax basis adjusted for the same gains or losses excluded from consolidated entities.
Adjusted EPS is defined as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, the tax impact from the repatriation of sales proceeds, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; (f) costs directly associated with a major restructuring program, including, but not limited to, workforce reduction efforts, relocations and office consolidation; (g) net gains at Angamos, one of our businesses in the South America SBU, associated with the early contract terminations with Minera Escondida and Minera Spence; and (h) tax benefit or expense related to the enactment effects of 2017 U.S. tax law reform and related regulations and any subsequent period adjustments related to enactment effects.
The GAAP measure most comparable to Adjusted PTC is income from continuing operations attributable to The AES Corporation. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. We believe that Adjusted PTC and Adjusted EPS better reflect the underlying business performance of the Company and are considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions or equity securities remeasurement, unrealized foreign currency gains or losses, losses due to impairments, strategic decisions to dispose of or acquire business interests, retire debt or implement restructuring initiatives, and the non-recurring nature of the impact of the early contract terminations at Angamos, which affect results in a given period or periods. In addition, for Adjusted PTC, earnings before tax represents the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. Adjusted PTC and Adjusted EPS should not be construed as alternatives to income from continuing operations attributable to The AES Corporation and diluted earnings per share from continuing operations, which are determined in accordance with GAAP.
For the year ended December 31, 2020, the Company changed the definitions of Adjusted Operating Margin, Adjusted PTC and Adjusted EPS to exclude net gains at Angamos, one of our businesses in the South America SBU, associated with the early contract terminations with Minera Escondida and Minera Spence. We believe the inclusion of the effects of this non-recurring transaction would result in a lack of comparability in our results of operations and would distort the metrics that our investors use to measure us.

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS

	Three Months Ended December 31, 2020			Three Months Ended December 31, 2019			Twelve Months Ended December 31, 2020			Twelve Months Ended December 31, 2019
	Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)
	(in millions, except per share amounts)
Income (loss) from continuing operations, net of tax, attributable to AES and Diluted EPS	$318	$0.47		$(78)	$(0.12)		$43	$0.06		$302	$0.45
Add: Income tax expense from continuing operations attributable to AES	92			35			130			250
Pre-tax contribution	$410			$(43)			$173			$552
Adjustments
Unrealized derivative and equity securities losses	$(21)	$(0.03)		$35	$0.05		$3	$0.01		$113	$0.17	(2)
Unrealized foreign currency losses (gains)	(3)	—		(13)	(0.01)		(10)	(0.01)		36	0.05	(3)
Disposition/acquisition losses (gains)	(18)	(0.02)	(4)	15	0.02	(5)	112	0.17	(6)	12	0.02	(7)
Impairment losses	50	0.07	(8)	282	0.42	(9)	928	1.39	(10)	406	0.61	(11)
Loss on extinguishment of debt	120	0.18	(12)	26	0.04	(13)	223	0.33	(14)	121	0.18	(15)
Net gains from early contract terminations at Angamos	(110)	(0.16)	(16)	—	—		(182)	(0.27)	(16)	—	—
U.S. Tax Law Reform Impact		—			(0.02)			0.02	(17)		(0.01)
Less: Net income tax benefit		(0.03)	(18)		(0.03)	(19)		(0.26)	(20)		(0.11)	(21)
Adjusted PTC and Adjusted EPS	$428	$0.48		$302	$0.35		$1,247	$1.44		$1,240	$1.36
_____________________________

(1)NCI is defined as Noncontrolling Interests.
(2)Amount primarily relates to unrealized derivative losses in Argentina of $89 million, or $0.13 per share, mainly associated with foreign currency derivatives on government receivables.
(3)Amount primarily relates to unrealized FX losses in Argentina of $25 million, or $0.04 per share, mainly associated with the devaluation of long-term receivables denominated in Argentine pesos, and unrealized FX losses at the Parent Company of $12 million, or $0.02 per share, mainly associated with intercompany receivables denominated in Euro.
(4)Amount primarily relates to gain on sale of OPGC of $23 million, or $0.03 per share.
(5)Amount primarily relates to losses recognized at commencement of sales-type leases at Distributed Energy of $36 million, or $0.05 per share, partially offset by gain on disposal of Stuart and Killen at DPL of $20 million, or $0.03 per share.
(6)Amount primarily relates to loss on sale of Uruguaiana of $85 million, or $0.13 per share, loss on sale of the Kazakhstan HPPs of $30 million, or $0.05 per share, as a result of the final arbitration decision, and advisor fees associated with the successful acquisition of additional ownership interest in AES Brasil of $9 million, or $0.01 per share; partially offset by gain on sale of OPGC of $23 million, or $0.03 per share.
(7)Amount primarily relates to losses recognized at commencement of sales-type leases at Distributed Energy of $36 million, or $0.05 per share, and loss on sale of Kilroot and Ballylumford of $31 million, or $0.05 per share; partially offset by gain on sale of a portion of our interest in sPower’s operating assets of $28 million, or $0.04 per share, gain on disposal of Stuart and Killen at DPL of $20 million, or $0.03 per share, and gain on sale of ownership interest in Simple Energy as part of the Uplight merger of $12 million, or $0.02 per share.
(8)Amount primarily relates to asset impairments at our sPower equity affiliate, impacting equity earnings by $41 million, or $0.06 per share.
(9)Amount primarily relates to asset impairment at Hawaii of $60 million, or $0.09 per share; impairments at our Guacolda and sPower equity affiliates, impacting equity earnings by $105 million, or $0.16 per share, and $15 million, or $0.02 per share, respectively; and other-than-temporary impairment of OPGC of $92 million, or $0.14 per share.
(10)Amount primarily relates to asset impairments at Gener of $527 million, or $0.79 per share, other-than-temporary impairment of OPGC of $201 million, or $0.30 per share, impairments at our Guacolda and sPower equity affiliates, impacting equity earnings by $85 million, or $0.13 per share, and $57 million, or $0.09 per share, respectively; impairment at Hawaii of $38 million, or $0.06 per share, and impairment at Panama of $15 million, or $0.02 per share.
(11)Amount primarily relates to asset impairments at Kilroot and Ballylumford of $115 million, or $0.17 per share, and Hawaii of $60 million, or $0.09 per share; impairments at our Guacolda and sPower equity affiliates, impacting equity earnings by $105 million, or $0.16 per share, and $21 million, or $0.03 per share, respectively; and other-than-temporary impairment of OPGC of $92 million, or $0.14 per share.
(12)Amount primarily relates to loss on early retirement of debt at the Parent Company of $108 million, or $0.16 per share, and Angamos of $6 million, or $0.01 per share.
(13)Amount primarily relates to losses on early retirement of debt at AES Gener of $22 million, or $0.03 per share.
(14)Amount primarily relates to losses on early retirement of debt at the Parent Company of $146 million, or $0.22 per share, DPL of $32 million, or $0.05 per share, Angamos of $17 million, or $0.02 per share, and Panama of $11 million, or $0.02 per share.
(15)Amount primarily relates to losses on early retirement of debt at DPL of $45 million, or $0.07 per share, AES Gener of $35 million, or $0.05 per share, Mong Duong of $17 million, or $0.03 per share, and Colon of $14 million, or $0.02 per share.
(16)Amounts relate to net gains at Angamos associated with the early contract terminations with Minera Escondida and Minera Spence of $110 million, or $0.16 per share, for the three months ended December 31, 2020, and $182 million, or $0.27 per share, for the twelve months ended December 31, 2020.

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS
(17)Amount represents adjustment to tax law reform remeasurement due to incremental deferred taxes related to DPL of $16 million, or $0.02 per share.
(18)Amount primarily relates to income tax benefits associated with the loss on early retirement of debt at the Parent Company of $21 million, or $0.03 per share, and income tax benefits associated with the impairments at Gener of $17 million, or $0.02 per share, and at sPower of $10 million, or $0.01 per share; partially offset by income tax expense related to net gains at Angamos associated with the early contract terminations with Minera Escondida and Minera Spence of $32 million, or $0.05 per share.
(19)Amount primarily relates to income tax benefits associated with the impairments at OPGC of $23 million, or $0.03 per share, Guacolda of $13 million, or $0.02 per share, and Hawaii of $13 million, or $0.02 per share; partially offset by an adjustment to income tax expense related to 2018 gains on sales of business interests, primarily Masinloc, of $25 million, or $0.04 per share.
(20)Amount primarily relates to income tax benefits associated with the impairments at Gener and Guacolda of $164 million, or $0.25 per share, and income tax benefits associated with losses on early retirement of debt at the Parent Company of $31 million, or $0.05 per share; partially offset by income tax expense related to net gains at Angamos associated with the early contract terminations with Minera Escondida and Minera Spence of $49 million, or $0.07 per share.
(21)Amount primarily relates to the income tax benefits associated with the impairments at OPGC of $23 million, or $0.03 per share, Guacolda of $13 million, or $0.02 per share, Hawaii of $13 million, or $0.02 per share, and Kilroot and Ballylumford of $11 million, or $0.02 per share, and income tax benefits associated with losses on early retirement of debt of $24 million, or $0.04 per share; partially offset by an adjustment to income tax expense related to 2018 gains on sales of business interests, primarily Masinloc, of $25 million, or $0.04 per share.

The AES Corporation
Parent Financial Information
Parent only data: last four quarters
(in millions)	4 Quarters Ended
Total subsidiary distributions & returns of capital to Parent	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	Actual	Actual	Actual	Actual
Subsidiary distributions[1] to Parent & QHCs	$1,145	$1,206	$1,312	$1,180
Returns of capital distributions to Parent & QHCs	45	182	380	217
Total subsidiary distributions & returns of capital to Parent	$1,190	$1,388	$1,692	$1,397
Parent only data: quarterly
(in millions)	Quarter Ended
Total subsidiary distributions & returns of capital to Parent	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	Actual	Actual	Actual	Actual
Subsidiary distributions[1] to Parent & QHCs	$335	$220	$401	$189
Returns of capital distributions to Parent & QHCs	(118)	—	163	—
Total subsidiary distributions & returns of capital to Parent	$217	$220	$564	$189

(in millions)	Balance at
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Parent Company Liquidity[2]	Actual	Actual	Actual	Actual
Cash at Parent & Cash at QHCs[3]	$71	$26	$91	$346
Availability under credit facilities	853	274	518	181
Ending liquidity	$924	$300	$609	$527

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(1)Subsidiary distributions received by Qualified Holding Companies ("QHCs") excluded from Schedule 1. Subsidiary Distributions should not be construed as an alternative to Consolidated Net Cash Provided by Operating Activities, which is determined in accordance with US GAAP. Subsidiary Distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the Subsidiary Distributions and Consolidated Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.
(2)Parent Company Liquidity is defined as cash available to the Parent Company, including cash at qualified holding companies (QHCs), plus available borrowings under our existing credit facility. AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’ indebtedness.
(3)The cash held at QHCs represents cash sent to subsidiaries of the company domiciled outside of the US. Such subsidiaries have no contractual restrictions on their ability to send cash to AES, the Parent Company. Cash at those subsidiaries was used for investment and related activities outside of the US. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.